Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

SECOND QUARTER 2015 FINANCIAL RESULTS

Englewood, Colorado, August 5, 2015 - Liberty Media Corporation ("Liberty Media") (NASDAQ: LMCA, LMCB, LMCK) today reported second quarter 2015 results.  Highlights include (1):

•	SiriusXM reported strong second quarter results
•	Subscriber base grew to 28.4 million
•	Record second quarter revenue up 8% to $1.12 billion
•	Net income of $103 million, including a pre-tax $108 million settlement(2)
•	Adjusted EBITDA(3) climbed 12% to record $415 million
•	Free cash flow(3) reached $371 million, up 11%
•	Liberty Media’s ownership of SiriusXM stood at 59.4% as of July 24, 2015
•	Sold 527,000 Viacom shares for $37 million in proceeds; gains offset by available tax losses
•

From May 1, 2015 through July 31, 2015, repurchased 2.5 million LMCA shares at an average price per share of $38.55 and a total cost of $97 million as well as 2.9 million LMCK shares at an average price per share of $38.03 and a total cost of $111 million

“SiriusXM had an outstanding quarter, adding 692,000 subscribers, a 46% increase over the second quarter of 2014, and posting a record low churn rate of 1.6%, the lowest since the merger in 2008.  Due to this exceptional execution, SiriusXM raised guidance across the board in their second quarter earnings release,” stated Greg Maffei, President and CEO of Liberty Media.  “At Liberty, we continued to repurchase our shares with $208 million reported for the period, fully utilizing the funds distributed in conjunction with the Liberty Broadband spin-off.”

Liberty Media

Liberty Media's revenue increased $62 million to $1.2 billion in the second quarter.  Adjusted OIBDA(3) increased $46 million to $418 million and operating income decreased $60 million to $171 million.    The increases in revenue and adjusted OIBDA were primarily due to operating results at SiriusXM. The decrease in operating income was primarily due to the $108 million SiriusXM legal settlement recorded, which was partially offset by improved operating results at SiriusXM during the period.

SiriusXM

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone second quarter results on July 28,  2015.  For presentation purposes in this release, we include below the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty Media) and operating income for SiriusXM's stand-alone operating results as reported by SiriusXM to those results as reported by Liberty Media, see Liberty Media's Form 10-Q for the quarter ended June 30,  2015.

Highlights of SiriusXM's earnings release included the following:

•	Self-pay net additions increased 37% to 519,000
•	Record second quarter revenue up 8% to $1.12 billion
•	Net income of $103 million, including a pre-tax $108 million settlement
•	Adjusted EBITDA(3) climbed 12% to record $415 million
•	Free cash flow(3) reached $371 million, up 11%
•	GAAP EPS of $0.02; Adjusted EPS of $0.03, excluding settlement

Share Repurchases

Between the reclassification of the original Liberty Capital tracking stock on March 3, 2008 and July 23, 2014, Liberty Media repurchased shares of Series A common stock for aggregate cash consideration of approximately $2.9 billion, representing 51% of shares outstanding(4).  From May 1, 2015 through July 31, 2015, Liberty Media repurchased approximately 2.5 million shares of Series A  common stock at an average cost per share of $38.55 for total cash consideration of $97 million, as well as approximately 2.9 million shares of Series C common stock at an average cost per share of $38.03 for total cash consideration of $111 million. For the period covering the creation of the Liberty Media Series C common stock on July 23, 2014 through July 31, 2015, Liberty Media repurchased approximately 7.9 million shares of Series A  and Series C common stock collectively at an average cost per share of $38.05 for total cash consideration of $300 million, representing 2.3% of shares outstanding(5).  The total remaining repurchase authorization for Liberty Media stock is approximately $327 million. In addition, Liberty Media’s Board of Directors authorized the repurchase of up to an additional $1 billion of Liberty Media stock.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:30 a.m. (E.D.T.) on August 5, 2015.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)

In June 2015, SiriusXM entered into an agreement with the plaintiffs in the Capitol Records Case to settle that case in its entirety (the “Capitol Settlement”). Pursuant to the Capitol Settlement, SiriusXM recorded a $210 million liability, which is included in the accounts payable and accrued expenses line item within the unaudited condensed consolidated balance sheet as of June 30, 2015 and recognized approximately $108 million to revenue share and royalties within the unaudited condensed consolidated statement of operations during the second quarter.

3)

For definitions of adjusted OIBDA (as defined by Liberty Media), adjusted EBITDA (as defined by SiriusXM) and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

4)	Based on shares outstanding at the time of the introduction of the original Liberty Capital stock.
5)	Based on shares outstanding as of October 31, 2014. There were no share repurchases from July 23, 2014 through December 31, 2014.

NOTES

Unless otherwise noted, the foregoing discussion compares financial information for the three months ended June 30, 2015 to the same period in 2014.

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended June 30, 2015.

Fair Value of Corporate Public Holdings

(amounts in millions)	3/31/2015	6/30/2015
Live Nation Debt and Equity(1)	$1,380	1,501
Other Public Holdings(2)	600	580
Total Liberty Media	$1,980	2,081

(1)

Represents the fair value of Liberty Media's debt and equity investments.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $365 million and $375 million as of March 31, 2015 and June 30, 2015,  respectively.

(2)	Represents the carrying value of other public holdings which are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	3/31/2015	6/30/2015
Cash and liquid investments(1)(2)	$1,245	841
Less: Short-term marketable securities	73	51
Total Liberty Media Cash (GAAP)	$1,172	790

Debt:
SiriusXM senior notes(3)	$5,150	5,150
Liberty 1.375% cash convertible notes due 2023(4)	1,000	1,000
Margin loans	250	250
ANLBC debt(5)	110	240
Other subsidiary debt(6)	11	16
Total Liberty Media Debt	$6,521	6,656
Unamortized discount and fair market value adjustment	(50)	(99)
Total Liberty Media Debt (GAAP)	$6,471	6,557

(1)	Includes $73 million and $51 million of short-term marketable securities with an original maturity greater than 90 days as of March 31, 2015 and June 30, 2015, respectively.
(2)	Includes $482 million and $294 million of cash and liquid investments held at SiriusXM as of March 31, 2015 and June 30, 2015, respectively.
(3)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(4)	Face amount of the cash convertible notes with no adjustment for the fair market value adjustment.
(5)	Atlanta National League Baseball Club, Inc. capital leases and borrowings largely to fund the construction of a new stadium in Cobb County, Georgia.
(6)	Includes SiriusXM capital leases and borrowings under the SiriusXM revolving credit facility.

Total Liberty Media cash and liquid investments decreased  $404  million. Cash from operations at SiriusXM during the quarter and proceeds from the sale of shares of Viacom were more than offset by shares repurchased by SiriusXM, shares repurchased by Liberty Media and capital expenditures.  Included in the consolidated cash and liquid investments balance at June 30, 2015 is $294 million at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance.  Excluding cash held at SiriusXM, Liberty Media's cash and liquid investments balance at June 30, 2015 was $547 million.

Total Liberty Media debt increased by $0.1 billion primarily as a result of borrowings under the ANLBC credit facilities to fund the construction of a new stadium in Cobb County, Georgia.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release in a conference call which will begin at 11:30 a.m. (E.D.T.) on August 5, 2015.  The call can be accessed by dialing (844)  838-8043 or (678)  509-7480 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, growth of SiriusXM's subscriber base, the future financial performance of SiriusXM, the continuation of our stock repurchase plan, the repurchase activity of SiriusXM,  the construction of the new stadium for the Atlanta Braves and the associated mixed use development and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the competitive position of SiriusXM versus other radio and audio entertainment providers, the ability of SiriusXM to attract and retain subscribers, the dependence of SiriusXM upon the auto industry, general economic conditions, the failure of SiriusXM’s satellites (which, in most cases, are not insured), the interruption or failure of SiriusXM’s information and communication systems, the security of personal customer information, royalties SiriusXM pays for music rights (which increase over time), the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media,  changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this presentation.

Contact: Courtnee Ulrich (720) 875-5420

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2014	6/30/2015
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$681	790
Trade and other receivables, net	235	332
Short term marketable securities	199	51
Deferred income tax assets	931	957
Other current assets	270	348
Total current assets	2,316	2,478
Investments in available-for-sale securities and other cost investments	816	654
Investments in affiliates, accounted for using the equity method	851	752

Property and equipment, at cost	2,215	2,321
Accumulated depreciation	(501)	(604)
	1,714	1,717
Intangible assets not subject to amortization
Goodwill	14,345	14,345
FCC licenses	8,600	8,600
Other	1,073	1,073
	24,018	24,018

Intangible assets subject to amortization, net	1,166	1,125
Other assets, at cost, net of accumulated amortization	326	367
Total assets	$31,207	31,111

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$712	939
Current portion of debt	257	258
Deferred revenue	1,641	1,756
Other current liabilities	40	17
Total current liabilities	2,650	2,970

Long-term debt	5,595	6,299
Deferred income tax liabilities	2,438	2,529
Other liabilities	348	354
Total liabilities	11,031	12,152

Equity:
Total stockholders' equity	11,398	11,075
Non-controlling interests in equity of subsidiaries	8,778	7,884
Total equity	20,176	18,959
Commitments and contingencies
Total liabilities and equity	$31,207	31,111

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2015	6/30/2014	6/30/2015
	amounts in millions
Revenue:
Subscriber revenue	$869	936	1,710	1,843
Other revenue	291	286	461	460
Total revenue	1,160	1,222	2,171	2,303

Operating costs and expenses:
Cost of subscriber services
Revenue share and royalties	201	331	396	544
Programming and content(1)	62	61	128	123
Customer service and billing(1)	90	94	182	186
Other(1)	34	34	64	65
Subscriber acquisition cost	124	137	247	259
Other operating expense(1)	111	103	155	133
Selling, general and administrative(1)	215	199	431	401
Depreciation and amortization	92	92	182	176
	929	1,051	1,785	1,887
Operating income (loss)	231	171	386	416

Other income (expense):
Interest expense	(62)	(83)	(115)	(160)
Share of earnings (losses) of affiliates, net	(12)	—	(47)	(37)
Realized and unrealized gains (losses) on financial instruments, net	25	40	(40)	12
Other, net	(1)	6	(38)	8
	(50)	(37)	(240)	(177)
Earnings (loss) before income taxes	181	134	146	239
Income tax (expense) benefit	(75)	(35)	32	(121)
Net earnings (loss)	106	99	178	118
Less net earnings (loss) attributable to the non-controlling interests	56	38	106	76
Net earnings (loss) attributable to Liberty stockholders	$50	61	72	42

(1) Includes stock based compensation as follows:
Programming and content	$5	4	9	8
Customer service and billing	1	2	2	3
Other costs of subscriber services	2	2	4	4
Operating	4	4	8	8
Selling, general and administrative	37	35	75	68
	$49	47	98	91

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Six Months Ended
	6/30/2014	6/30/2015
	amounts in millions
Cash flows from operating activities:
Net earnings	$178	118
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	182	176
Stock-based compensation	98	91
Excess tax benefit from stock-based compensation	(12)	(35)
Share of (earnings) losses of affiliates, net	47	37
Realized and unrealized (gains) losses on financial instruments, net	40	(12)
Losses (gains) on dilution of investment in affiliate	54	1
Deferred income tax expense (benefit)	(61)	81
Other, net	(8)	14
Changes in operating assets and liabilities
Current and other assets	(55)	(156)
Payables and other liabilities	101	367
Net cash provided (used) by operating activities	564	682

Cash flows from investing activities:
Investments in and loans to cost and equity investees	(169)	—
Cash proceeds from sale of investments	247	149
Cash (paid) for acquisitions, net of cash acquired	(47)	—
Proceeds (payments) on financial instruments, net	—	(19)
Capital expended for property and equipment	(111)	(139)
Purchases of short term investments and other marketable securities	(292)	(32)
Sales of short term investments and other marketable securities	67	180
Other investing activities, net	36	(22)
Net cash provided (used) by investing activities	(269)	117

Cash flows from financing activities:
Borrowings of debt	1,948	1,343
Repayments of debt	(1,573)	(661)
Repurchases of Liberty common stock	—	(300)
Subsidiary shares repurchased by subsidiary	(946)	(1,084)
Funding of subsidiary share repurchase program	(246)	—
Excess tax benefit from stock-based compensation	12	35
Taxes paid in lieu of shares issued for stock-based compensation	(12)	(27)
Other financing activities, net	—	4
Net cash provided (used) by financing activities	(817)	(690)
Net increase (decrease) in cash and cash equivalents	(522)	109
Cash and cash equivalents at beginning of period	1,088	681
Cash and cash equivalents at end of period	$566	790

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media, together with a reconciliation to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended June 30, 2014, September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015,  respectively.

QUARTERLY SUMMARY

(amounts in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Liberty Media
Revenue	$1,160	$1,184	$1,095	$1,081	$1,222

Adjusted OIBDA	372	392	359	373	418
Depreciation and amortization	(92)	(90)	(87)	(84)	(92)
Stock compensation expense	(49)	(53)	(66)	(44)	(47)
Legal settlement(1)	—	—	—	—	(108)
Operating Income	$231	$249	$206	$245	$171

(1)

Legal settlement is due to an expense of $108 million recorded for the portion of the $210 million Capitol Records lawsuit settlement related to SiriusXM’s use of pre-1972 sound recordings for the periods prior to June 30, 2015. The $108 million recognized during the current period is included in the Revenue share and royalties line item in the accompanying condensed consolidated financial statements for the three and six months ended June 30, 2015 but has been excluded from Adjusted OIBDA for the corresponding periods as this expense was not incurred as a part of SiriusXM’s normal operations for the period, and this lump sum amount does not relate to the on-going performance of the business. The remaining $102 million of the settlement will be recorded as a component of Adjusted OIBDA in future periods through December 2017, as the ongoing amount is considered to be a part of SiriusXM’s normal operations.

SCHEDULE 2

This press release also includes a presentation of Adjusted EBITDA, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines Adjusted EBITDA as follows:  EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which SiriusXM (i) evaluates the performance of its on-going core operating results period over period, (ii) bases its internal budgets and (iii) compensates management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable):  (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization, (iii) share-based payment expense and (iv) other significant operating expense (income) that does not relate to the on-going performance of SiriusXM's business. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with programming providers. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of SiriusXM's operating performance, which provides useful information about its business apart from the costs associated with its physical plant, capital structure and purchase price accounting. SiriusXM believes investors find this non-GAAP financial measure useful when analyzing its results and comparing its operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use current and projected adjusted EBITDA to estimate its current and prospective enterprise value and to make investment decisions. Because SiriusXM funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, its results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry.   SiriusXM believes the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of the business. SiriusXM also believes the exclusion of the pre-1972 sound recordings legal settlement is useful as it does not represent an expense incurred as part of normal operations for the period. The portion of the pre-1972 sound recordings legal settlement related to the future period of July 2015 through December 2017 will not be excluded from adjusted EBITDA in future periods as the royalty expense will relate to the on-going performance of SiriusXM’s business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM's statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.  Investors that wish to compare and evaluate SiriusXM's operating results after giving effect for these costs, should refer to net income as disclosed in its unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM's calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of SiriusXM's stand-alone net income to adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended
	June 30,
	2015	2014
($ in thousands)
Net income (GAAP):	$102,849	119,961
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	(558)	(945)
Pre-1972 sound recordings legal settlement (GAAP)	107,658	—
Share-based payment expense (GAAP)	19,524	17,787
Depreciation and amortization (GAAP)	67,096	67,204
Interest expense, net of amounts capitalized (GAAP)	75,380	67,521
Interest and investment (income) loss (GAAP)	(4,032)	1,066
Loss on change in value of derivatives (GAAP)	—	7,463
Other (income) loss (GAAP)	(189)	1,745
Income tax expense (GAAP)	45,421	86,822
Adjusted EBITDA	$414,962	370,437

SCHEDULE 3

SiriusXM's free cash flow derives from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow is as follows (in thousands).

	Unaudited
	For the Three Months Ended
	June 30,
	2015	2014
($ in thousands)
Cash flow information
Net cash provided by operating activities	$402,312	340,682
Net cash used in investing activities	$(31,398)	(5,638)
Net cash used in financing activities	$(558,904)	(286,235)
Free cash flow
Net cash provided by operating activities	$402,312	340,682
Additions to property and equipment	(31,398)	(29,816)
Return of capital from investment in unconsolidated entity	—	24,178
Free cash flow	$370,914	335,044